Listing Report:Supplement No. 27 dated Aug 10, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 328788
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.11%	Starting borrower rate/APR:	21.11% / 22.60%	Starting monthly payment:	$94.33

Auction yield range:	8.23% - 20.11%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.14%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-2001	Debt/Income ratio:	25%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	2y 4m
Amount delinquent:	$0	Revolving credit balance:	$3,382	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	70%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	2	Homeownership:	No
Inquiries last 6m:	0
Screen name:	JDBtogether	Borrower's state:	Ohio	Borrower's group:	Brighter Financial Future
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
High Interest Loan Pay Off
Purpose of loan:
This loan will be used to pay off a high interest loan that I currently have through CitiFinancial. They are charging an APR of 25.6%. If I get a loan through?Prosper?for $2,500 (payoff balance) at a maximum of 21.11% APR for 36 months, this will save me $116 per month! (we would use this extra?money each month?to?put towards our credit card payments and we'd have even more if the interest rate was even lower!)

My financial situation:
I am a good candidate for this loan because my husband and I are very well organized and have our finances under control. We are ahead by 2 months or more on all loans and credit cards. We fell into a rough patch one year ago while trying to sell our house, but?we closed on it finally last month and it is out of our names for good!?It shows delinquent but we are not anymore. Since we have straightened that out our credit score is steadily climbing and our debt is steadily declining each month.

My monthly net income: $2,022
My husband's monthly net income: $800
Total monthly net income- $2,822

Monthly expenses
??Housing Rent: $550.00
??Insurance: $50.00 (car, renters) (full medical, dental, eye, and life?insurance through?my company)
??Car expenses: $100.00
??Utilities: $100.00
??Phone, cable, internet: $75.00
??Food, entertainment, clothing, household expenses, cellphone: $500.00
??Monthly Savings: $220.00
??Daycare: $160.00
??Credit cards and other loans: $390.00 (CitiFinancial included, $210.00 per month)
? School Loans: $400.00
Total: $2,545.00

Leftover each month for savings, addtl entertainment, addtl bills:$277.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419956
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,020.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$91.38

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	May-2000	Debt/Income ratio:	25%
Credit score:	620-640 (Jul-2009)	Current / open credit lines:	9 / 2	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	21	Length of status:	7y 9m
Amount delinquent:	$587	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	12	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	MelissaSue	Borrower's state:	Illinois	Borrower's group:	Have Money - Will Bid
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	23 ( 100% )	620-640 (Latest)
Principal borrowed:	$1,585.00	< mo. late:	0 ( 0% )	560-580 (Apr-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	23
Description
Repeat User~Never Late on Pmts.
Purpose of loan:This loan will be used to pay off another one of my credit cards.? I would much rather pay you interest than these credit card companies, since they keep giving their employees bonuses.? My goal is to get them all transferred over, one at a time.? My financial situation:I am a great candidate for this loan, first of all because I'm a repeat user.? I've had a prosper loan before.? I was never late on a payment.? Prosper helped me climb out of the foolish trap of payday loans, and now I'm paying off my creditors~on my way to freedom!!!!?? I have a card with 35%, I realize because of my credit history, I will be required to pay a higher interest rate, but I would much rather pay it to YOU, this credit card company doesn't treat me like a person half the time.? Please notice that my credit has improved since my last prosper loan, and my pmts. were never late, and my loan was paid off early!? Please Bid!Monthly net income: $ I got a second job since my last prosper loan to help pay debt down quicker, I now bring home $1740.00 a month.? I am married, and my husband brings home $2300 a month, he takes care of the majority of our expenses.? Monthly expenses: $ ??Housing: $ 404.00?? (husband pays)??Insurance: $ 102.00? (husband pays)??Car expenses: $ ------??Utilities: $ 280.00? (husband pays)??Phone, cable, internet: $ 100.00??Food, entertainment: $ 300.00? (husband pays)??Clothing, household expenses $ 50.00??Credit cards and other loans: $ 400.00??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419988
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	16.55%	Starting borrower rate/APR:	17.55% / 19.75%	Starting monthly payment:	$179.64

Auction yield range:	11.23% - 16.55%	Estimated loss impact:	10.38%
Lender servicing fee:	1.00%	Estimated return:	6.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jan-1996	Debt/Income ratio:	20%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	24	Length of status:	7y 4m
Amount delinquent:	$0	Revolving credit balance:	$6,436	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	88%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	jihea-appa	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	26 ( 100% )	680-700 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	640-660 (Jan-2008) 660-680 (May-2007)
Principal balance:	$1,706.52	1+ mo. late:	0 ( 0% )
Total payments billed:	26
Description
paying off my credit cards
Purpose of loan:
This loan will be used to consolidate my 3 credit card cause credit card company raise up interest rate rocket high recently so, i want to pay off this card.?

My financial situation:
I am a good candidate for this loan because I 've been made payment regulary each months for first loan. I WILL NEVER put lender down.

Monthly net income: $ 4300

Monthly expenses: $
??Housing: $ 995
??Insurance: $ 211????
??Car expenses: $ 400
??Utilities: $ 75
??Phone, cable, internet: $ 165
??Food, entertainment: $ 200
??Clothing, household expenses $ 40
??Credit cards and other loans: $ 400
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419994
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	21.13%	Starting borrower rate/APR:	22.13% / 24.40%	Starting monthly payment:	$191.29

Auction yield range:	8.23% - 21.13%	Estimated loss impact:	7.00%
Lender servicing fee:	1.00%	Estimated return:	14.13%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1992	Debt/Income ratio:	25%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	20 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	2y 10m
Amount delinquent:	$0	Revolving credit balance:	$16,576	Occupation:	Architect
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	69%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	successful-velocity	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay?off my credit card debt.? I started getting into debt while I was in College trying to pay for materials and supplies for education.? Before I received my current job, I was still only making enough to get by.? Now I am in a better financial situation, but have gotten so far into Credit Card debt, that the dents I make, only seem to go so far.? I would love to not feel constrained by credit card companies and their hold on me and so many other people.?
My financial situation:
I am a good candidate for this loan because I am very serious about getting all my debt paid off.? I know there's no easy way out, and I have to pay for the debt I've accumulated.? I have a very good and stead job.? I make sure and get all my payments in on time, even trying to pay additional when I can to pay the balances down quicker.?

Monthly net income: $ 2,373.40

Monthly expenses: $ 1,420
??Housing: $?450
??Insurance: $ 80
??Car expenses: $ 280
??Utilities: $ 100
??Phone, cable, internet: $ 60
??Food, entertainment: $ 150
??Clothing, household expenses $ 0
??Credit cards and other loans: $?200
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420000
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,400.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$244.27

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Dec-1984	Debt/Income ratio:	20%
Credit score:	600-620 (Jul-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	15	Length of status:	9y 10m
Amount delinquent:	$0	Revolving credit balance:	$8,156	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	96%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	13	Homeownership:	No
Inquiries last 6m:	1
Screen name:	Fehu	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 100% )	600-620 (Latest)
Principal borrowed:	$1,800.00	< mo. late:	0 ( 0% )	540-560 (Jun-2008) 520-540 (Dec-2007)
Principal balance:	$1,316.87	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
Illuminated Sign for O2 Day Spa
Illuminated Sign for O2 Day Spa

Purpose of loan:
These funds will be used for an? illuminated sign ad banner and for the front of my business.

The importance of the illuminated sign on the front of the building: Our strip mall sits off the roadway and the city does not allow signage at the road. Therefore it is imperative to have a large neon or illuminated sign on the building so it is visible from the two major roads that go by the Spa.?I counted one day 53 cars pass by in 3 minutes. This is a huge market we are missing. We would also like to ad a services banner as we are unique in the fact we offer O2 therapy with all of our services. In this economy well placed and visible signage gives one the edge to succeed. I am confident with this new added signage business will sky rocket!

* I am proud to say I have 5 part time employees. I have created jobs!* $100,000 in equipment and furnishings with no debt (accept the lease and m/product)* My motto: ?Respect for self; Respect for others; and Responsibility for all your actions."

Thank you in advance for your confidence and contribution to our business success!

My financial situation: I am a good candidate for this loan because??I am a responsible business woman with 30 yrs. of?successful business experience.?I have a great job I have been at for 9 years?with a good income. I pay my bills on time. My Credit scores are going up. No late payments on any of my bills.

Monthly net income: $ 3,166
Monthly expenses:???
Housing: $?850
Insurance: $ 100?
Car expenses: $?300??
Utilities: $ 400?
Phone, cable, internet: $ 150?
Food, entertainment: $ 400?
Clothing, household expenses $?60?
Credit cards and other loans: $ 300
Other expenses: $?0

Update to lenders: I have never been late or missed any payments on any debt since the last loan. My points are up over 40 points and my Day Spa is up and running. I have over 100 new clients and growing daily. I have kept my loan and paid my lenders interest for over 1 yr as promised.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420006
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	29.18%	Starting borrower rate/APR:	30.18% / 34.21%	Starting monthly payment:	$42.55

Auction yield range:	11.23% - 29.18%	Estimated loss impact:	10.73%
Lender servicing fee:	1.00%	Estimated return:	18.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jul-1999	Debt/Income ratio:	Not calculated
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	17 / 14	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	24	Length of status:	0y 2m
Amount delinquent:	$0	Revolving credit balance:	$51,269	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	92%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	lawchick	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Finishing JD
I took some time off from school due to going through a divorce, & all of the issues that surrounded that. I have one student loan through the Univ. w/ a balance. In order to register for my last class, I must pay that balance off first. W/ the financial aid for which I am eligible, I'd be able to pay that off & have more than enough to cover all expenses. The catch is that I can't receive my financial aid unless I'm registered, but can't register until the balance is paid off.

The consequences of not finishing my degree this fall are significant. After finishing, I need to take a bar exam in order to become licensed, & it's only offered twice a year, w/ the results taking approx. 3 mos. to come back. My first chance to take the exam after a Dec. graduation is Feb., w/ the results coming back in April. If I'm unable to take that bar, my next chance is not until July, w/ results coming back in Oct. In this economy, a JD w/o bar admittance is worse than useless. Though having them by no means guarantees employment, not having them completely prevents working as an attorney. To delay my entrance into the legal working world for another entire year would have dire consequences on both my career path & my finances.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420046
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	21.01%	Starting borrower rate/APR:	22.01% / 24.27%	Starting monthly payment:	$114.59

Auction yield range:	8.23% - 21.01%	Estimated loss impact:	6.99%
Lender servicing fee:	1.00%	Estimated return:	14.02%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-1991	Debt/Income ratio:	26%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	20 / 17	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	45	Length of status:	9y 10m
Amount delinquent:	$0	Revolving credit balance:	$80,698	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	finance-axis	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My Ball & Chain = Diners Club
Purpose of loan:
This loan will be used to pay to consolidate credit card debt.? I?m asking for this loan because I have a Diners Club bill that I need to pay.? Diner is like AMEX where you have to pay the outstanding balance in 60 days.? I had some major car repair expenses this summer and so I charged them on this card.? Giving Diners this money will wipe out my savings so I rather get a long term note instead.? At that point, I'm locking this card in the safe.? Heard about this site and thought I would give it a try.

My financial situation:
I am a good candidate for this loan because I pay my bills on time.? I don?t have any delinquencies on my credit card report and I will pay more than the minimum balance on this loan.? I want to pay this off early and not carry it the full the 3 years.? I?m also signed up to use the auto-pay feature.? I really appreciate your help and thank you for believing in me!

Monthly net income: $ 7000

Monthly expenses: $???
Housing: $ 2600??
Insurance: $ 360??
Car expenses: $ 430???
Utilities: $ 500??
Phone, cable, internet: $ 250???
Food, entertainment: $ 500??
Clothing, household expenses $ 500??
Credit cards and other loans: $ 1000???
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420052
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,700.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.99%	Starting borrower rate/APR:	11.99% / 14.12%	Starting monthly payment:	$56.46

Auction yield range:	4.23% - 10.99%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	8.85%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Dec-1979	Debt/Income ratio:	25%
Credit score:	700-720 (Jul-2009)	Current / open credit lines:	18 / 18	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	26	Length of status:	6y 10m
Amount delinquent:	$0	Revolving credit balance:	$29,174	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	71%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	TravisMcGee	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	17 ( 100% )	700-720 (Latest)
Principal borrowed:	$14,200.00	< mo. late:	0 ( 0% )	720-740 (Oct-2008) 680-700 (May-2007)
Principal balance:	$3,896.43	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
Lender needs to be a Borrower
Purpose of loan:
I bought a house last December and did major improvements through Home Depot, on a 6 month, no interest/no payment arrangement.? Those purchases are now coming due. I would like to pay them off before they become due at deferred interest rates.My financial situation:
I am an excellent candidate for your consideration to bid.? I have had a previous loan with Prosper for $9200 which I paid off - ahead of schedule.? I then became a Prosper Lender, and currently have about $1000 spread among 17 loans.? I am eligible to retire in 5 yrs. I had a very focused plan for getting debt-free by that time.?

And let me say thanks to all those who backed my first loan with Prosper. I appreciate your support and am happy I was able to pay it off ahead of schedule. I hope you will support me again!

Monthly net income: $ 2600 + $500 from?rent from roomate?,Monthly expenses: $ 2650 total. including Mortgage $1410,???Insurance: $ 57? ?Car expenses: $403?? Utilities: $100?? ? Phone, cable, internet: $100?? ? Food, entertainment: $400? ? Clothing, household expenses $100?? ? Credit cards and other loans (includng a current Prsper loan): $ 220? ? Other expenses: $ ?? I currently have $60 going into saving each?month. Note: I do not know why Prosper shows my income at $100,000 +; It should be be $50,000+....thanks

Sorry, I have?had to re-list this?request because Prosper showed my?Income as $15 milliion. Go figure...
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420058
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.23%	Starting borrower rate/APR:	18.23% / 20.44%	Starting monthly payment:	$272.01

Auction yield range:	17.23% - 17.23%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Sep-1994	Debt/Income ratio:	14%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	5 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	8y 11m
Amount delinquent:	$0	Revolving credit balance:	$19,465	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	pdfins	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	11 ( 92% )	660-680 (Latest)
Principal borrowed:	$35,000.00	< mo. late:	1 ( 8% )	680-700 (Aug-2008) 720-740 (Jan-2008)
Principal balance:	$10,204.61	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
Consolidating Credit Card Debt
I'm an?Finance Professional at a?New York Investment Bank looking to consolidate credit card debt ahead.? Financially, I'm in good standing; I always pay my bills on time. I've been a Prosper lender for?several?years now and, like many, would rather pay interest to the Prosper network rather than the big credit companies.?

Thanks for looking and best of luck bidding. Purpose of loan:
Citibank, $9,000 @ 29.99%
Chase, $9,500 @ 27.24%

My financial situation:
This is my?3rd listing?- you can see I paid the 1st loan off in full and have made every payment on the 2nd loan on time.? I make payments to my creditors on-time and will?not?have?a problem making my monthly payments to the prosper lenders. I am a full time college degreed finance professional.? ?I?m also a lender on prosper.?

Monthly net income: $ 7000

Monthly expenses:
Housing: $?3,000?
Commuting: $?225??
Utilities: $ 75
Phone, cable, internet: $?200?
Food, entertainment: $ 1000?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420074
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 23.25%	Starting monthly payment:	$113.03

Auction yield range:	17.23% - 20.00%	Estimated loss impact:	35.63%
Lender servicing fee:	1.00%	Estimated return:	-15.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Mar-1998	Debt/Income ratio:	31%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	12 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	29	Length of status:	20y 8m
Amount delinquent:	$0	Revolving credit balance:	$6,651	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	10
Screen name:	urbane-credit	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off taxes
Purpose of loan:
This loan will be used to? pay off personal taxes

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $ 4000
Monthly expenses: $
??Housing: $ 500????
??Insurance: $ 42
??Car expenses: $ 400
??Utilities: $?200
??Phone, cable, internet: $ 200
??Food, entertainment: $ 200
??Clothing, household expenses $ 250
??Credit cards and other loans: $ 400
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420080
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Nov-1990	Debt/Income ratio:	4%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	41	Length of status:	10y 1m
Amount delinquent:	$4,579	Revolving credit balance:	$4,764	Occupation:	Executive
Public records last 12m / 10y:	1/ 1	Bankcard utilization:	54%	Stated income:	$100,000+
Delinquencies in last 7y:	3	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	bbabsbarbs	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Saving my house
Purpose of loan:
This loan will be used to? consolidate.
My financial situation:
I am a good candidate for this loan because?my credit has always been very good.? I had a 760 credit score.? Then I went through a divorce that destroyed me.??My ex got a?great deal and gets away almost free in terms of giving me?money to raise our son.? I?am doing everything on my own.? I?make a very good living but having to pay all the marital debt etc put me way behind.? I couldnt event pay the mortgage.? Now the banks are willing to work with me and lower my?interst rate that will cut my mortgage payments literally in half but I have to come up with some cash first.? Because of what my ex did to me, I had to claim bankruptcy because he had me run the cards up then walked away.? I have always paid my bills?on time then I met him?

Monthly net income: $ 4600

Monthly expenses: $
??Housing: $ 2,000
??Insurance: $
??Car expenses: $ 513
??Utilities: $400
??Phone, cable, internet: $ 200
??Food, entertainment: $ 1000
??Clothing, household expenses $
??Credit cards and other loans: $ no more credit cards or loans
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420086
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	31.38%	Starting borrower rate/APR:	32.38% / 34.79%	Starting monthly payment:	$1,094.14

Auction yield range:	11.23% - 31.38%	Estimated loss impact:	10.80%
Lender servicing fee:	1.00%	Estimated return:	20.58%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Mar-2002	Debt/Income ratio:	17%
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	11 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	29	Length of status:	8y 5m
Amount delinquent:	$0	Revolving credit balance:	$2,206	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	8%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	balance-journey	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
BUSINESS LOAN
Purpose of loan:NEED TO BUY NEW MEDICAL EQUIPMENT FOR THE BUSINESS
My financial situation:I HAVE NO DEBTS I HAVE VERY GOOD CREDIT IN THE PAST I HAVE PAID OF MORE THIN $ 100000.00 IN BUSINESS LOANS MY COST EVERY MONTH ARE 1000 RENT 100 CREDIT CARDS 100 PHONE BILL 100 CABLE JUST PAID OFF CAR SO NO CAR PAYMENTS AND ABOUT 700 FOOD
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420092
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Nov-2000	Debt/Income ratio:	28%
Credit score:	620-640 (Aug-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	8y 7m
Amount delinquent:	$0	Revolving credit balance:	$4,049	Occupation:	Nurse (LPN)
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	15%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	15	Homeownership:	No
Inquiries last 6m:	0
Screen name:	nicoleshannon73	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 100% )	620-640 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	620-640 (Sep-2008) 640-660 (Nov-2007)
Principal balance:	$2,611.52	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
Going for my RN
Purpose of loan: I am currnetly an LPN and would love to further my career and become a registered nurse. The jobs and possibilities are endless. I just need help from good people like yourselves
This loan will be used to?

My financial situation: I work fulltime now as a licensed practical nurse and my employment is secure. I am a hardworking, dedicated mother of two and just need some help. I pay my bills on time and I am trying to re-establish great credit
I am a good candidate for this loan because?

Monthly net income: $ 2300.00

Monthly expenses: $
??Housing: $ 250.00
??Insurance: $ 90.00
??Car expenses: $
??Utilities: $ 100.00
??Phone, cable, internet: $ 75.00
??Food, entertainment: $ 350.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 100.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420098
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	18.28%	Starting borrower rate/APR:	19.28% / 21.51%	Starting monthly payment:	$275.98

Auction yield range:	14.23% - 18.28%	Estimated loss impact:	14.81%
Lender servicing fee:	1.00%	Estimated return:	3.47%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	May-1999	Debt/Income ratio:	42%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	17 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	31	Length of status:	11y 6m
Amount delinquent:	$0	Revolving credit balance:	$58,464	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	needmoto	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	660-680 (Latest)
Principal borrowed:	$5,500.00	< mo. late:	0 ( 0% )	640-660 (Mar-2008)
Principal balance:	$3,397.81	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
Buying a camping trailer
Purpose of loan:
This loan will be used to purchase a new camping trailer.

My financial situation:
I am a good candidate for this loan because I have the income to repay the loan and I'm very diligent about paying my obligations on time.

Monthly net income: $ 7,560
Monthly Expenses:
? Housing: $ 1200
??Insurance: $?200
??Car expenses: $?800?????
??Utilities: $ 150
??Phone, cable, internet: $ 150
??Food, entertainment: $ 200
??Clothing, household expenses $?200
??Credit cards and other loans: $?1200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420100
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	8.13%	Starting borrower rate/APR:	9.13% / 11.46%	Starting monthly payment:	$47.79

Auction yield range:	3.23% - 8.13%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	7.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Aug-2001	Debt/Income ratio:	Not calculated
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	3 / 3	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	8	Length of status:	1y 4m
Amount delinquent:	$0	Revolving credit balance:	$1,008	Occupation:	Student - College S...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	2%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	best-unbeatable-social	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
No sad story here. :)
Purpose of loan:
No sad story or debt reduction just looking for a loan to help get a motorcycle. I already have most of the money saved up but i am a little short.?

My financial situation:
I am only 21 years old and already have a near perfect credit score. On my own credit card I currently have a positive balance due to some returns :). I think in my entire life i have paid the minimum once - before i knew it was not a good thing to not pay it all off at once.

I am the head of online marketing for a promotional products/ awards supplies company located in Oxnard California. After finishing at CSU Channel Islands this coming year i will be attending Cal Lutheran for my masters degree.

My Webpage:
http://jeffreyjewett.com

Companies Website:
http://simbacal.com

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420104
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.28%	Starting borrower rate/APR:	31.28% / 33.68%	Starting monthly payment:	$323.67

Auction yield range:	11.23% - 30.28%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-2000	Debt/Income ratio:	29%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	16 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	0y 10m
Amount delinquent:	$0	Revolving credit balance:	$5,563	Occupation:	Attorney
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	67%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	careful-greenback3	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Dream engagement ring my sweetheart
Purpose of loan:
This loan will be used to buy my girlfriend her dream engagement ring.? Despite looking for the perfect girl my whole life at bars, restaurants, grocery stores, and everywhere else in between, I met her on match.com.?? She is adorable, loving, caring, and perfect for me.? We find ourselves laughing so hard that we are both crying nearly everyday.? Since her dad disapproves of her living with a guy before engagement, we are living apart until we get engaged.? I want to purpose before my lease is up October 31, 2009.? After I propose we can start looking for a one-bedroom in the loop.?? She expects me to propose sometime around February 2010, because I've convinced her I will be moving in with my family after my lease expires.? I intend to surprise her with a proposal in September or October.?

My financial situation:
I am a good candidate for this loan because I have just started a new job as an attorney.? I will be up for a raise and bonus in a few months.? I incurred credit card debt during law school, but have already paid the debt down by over $2,000.? This loan provides me a chance to buy my girl the ring of her dreams, while also keeping my credit card debt at its current level.? Plus, once we move in together, I will have an addition $500+ in saved rent payments and additional savings from living expenses such as food, utilities, etc. because I'll be sharing the expenses with her, that I can apply to paying off the loan for her engagement ring.?

Monthly net income: $ 3600

Monthly expenses: $ 2065
??Housing: $ 1050 (will be less once I propose and we move in together)
??Insurance: $?n/a - (employer provided)
??Car expenses: $ n/a
??Utilities: $ $50 ($50 during the summer, $100 during the?winter)
??Phone, cable, internet: $ $50 for internet; no home phone line,?part of family?cell phone plan paid for by parents; cable included?with rent payments.
??Food, entertainment:?$200 (I am currently saving as much as possible to plan the engagement night and make considerable first?payment on the eventual loan).
??Clothing, household expenses $150 (i?have a servicable wardrobe for the time being)
??Credit cards and other loans: roughly?$?525 (credit cards and law school?loans).
??Other expenses: $40 (gym membership)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420110
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	30.00%	Starting borrower rate/APR:	31.00% / 33.39%	Starting monthly payment:	$322.51

Auction yield range:	17.23% - 30.00%	Estimated loss impact:	19.76%
Lender servicing fee:	1.00%	Estimated return:	10.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	May-1992	Debt/Income ratio:	23%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	14 / 14	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	38	Length of status:	6y 0m
Amount delinquent:	$85	Revolving credit balance:	$31,620	Occupation:	Scientist
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	magnificent-value	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for daughter's school fees
Purpose of loan: This loan will be used to pay my daughter's private school fees?for the academic?year starting next month. She is bright and talented and I am providing her with?a good?education to nurture her ambitions. She has attended the school for the last two years?and has shown great progress?and I would like for her to continue there. All my bills have been paid on time and I consider myself a great candidate for your program. I can provide any necessary information to confirm my income and employment. I am using Prosper because loans have dried up from traditional banks for private school education. I certainly will not let you down. Thank you for your time and generous consideration.

My financial situation: I am a very good candidate for this loan because I have been with my current company since 2003. I have an income and yearly bonus of $88,000. My 660 credit score reflects credit card limits lowered by banks earlier this year during the economic crisis. This has?significantly impacted my utilization percentage. I have paid all my monthly debt on time for the past several years and I can assure you that I am able to meet this obligation.

Monthly net income: $ 5000

Monthly expenses: $???2300
?? Housing expenses: $ 300
?? Insurance: 100???
?? Car expenses: $ 100?
?? Utilities: $ 100?
?? Phone, cable, internet: $ 100?
?? Food, entertainment: $ 400?
?? Clothing, household expenses $ 100?
?? Credit cards and other loans: $ 900?
?? Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420122
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	28.43%	Starting borrower rate/APR:	29.43% / 31.80%	Starting monthly payment:	$421.40

Auction yield range:	11.23% - 28.43%	Estimated loss impact:	10.71%
Lender servicing fee:	1.00%	Estimated return:	17.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Dec-1991	Debt/Income ratio:	31%
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	5y 10m
Amount delinquent:	$0	Revolving credit balance:	$16,566	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	47%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	spiritual-dollar	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Bank Increased CC Rate
Purpose of loan:
This loan will be used to pay down a?Credit Card balance which?increased dramaitcally.? The balance is at $10K and will be used to payoff this balance.

My financial situation:
I am employed with the same employer since 2003, own my own car outright, and have a roomate which brings in rental income.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418391
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	25.00%	Starting borrower rate/APR:	26.00% / 29.33%	Starting monthly payment:	$306.19

Auction yield range:	17.23% - 25.00%	Estimated loss impact:	35.88%
Lender servicing fee:	1.00%	Estimated return:	-11.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Apr-1995	Debt/Income ratio:	Not calculated
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	5	Total credit lines:	23	Length of status:	7y 3m
Amount delinquent:	$2,172	Revolving credit balance:	$2,516	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	91%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	20	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	funds-knickers	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolodation
Purpose of loan:
This loan will be used to pay off high interest credit card debt.

My financial situation:
I am a good candidate for this loan because of the lenghth of my employment?and residence.? I have good payment histories with my current debtors, and an income increase is comming on my next contract.? I have?more than enough income to support the payment after all bills have been paid.

Monthly net income: $ 5,666.66

Monthly expenses: $ 2615
??Housing: $ 1065
??Insurance: $ 100
??Car expenses: $ 200
??Utilities: $ 300
??Phone, cable, internet: $ 250
??Food, entertainment: $ 200
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 0
??Other expenses: $ 500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419983
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.43%	Starting borrower rate/APR:	27.43% / 29.77%	Starting monthly payment:	$102.64

Auction yield range:	11.23% - 26.43%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jul-1990	Debt/Income ratio:	8%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	6y 1m
Amount delinquent:	$0	Revolving credit balance:	$8,913	Occupation:	Car Dealer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	94%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	rammanbeav	Borrower's state:	SouthDakota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Our 5 year plan
Purpose of loan:
This loan will be used to??Start building a relationship with Prosper and consolidate a few debts into 1 payment.? We also have a get out of debt?plan of 5 years.

My financial situation:
We are good candidates for this loan because? we both have good solid jobs we have been at for 6 years each.? We have a life insurance policy and retirement plans and a savings account.

Monthly net income: $ 5000.00

Monthly expenses: $
??Housing: $ 1427.00
??Car expenses: $ 400.00
? Bike Loan-???$189.00??
??Phone, cable, internet, insurance utilities: $ 785.00
??Food, entertainment: $ 150.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $ 685.00
??Camper Loan: $ 250.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419991
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 32.38%	Starting monthly payment:	$318.39

Auction yield range:	17.23% - 29.00%	Estimated loss impact:	26.69%
Lender servicing fee:	1.00%	Estimated return:	2.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Jul-1984	Debt/Income ratio:	Not calculated
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	11 / 12	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	25	Length of status:	16y 5m
Amount delinquent:	$578	Revolving credit balance:	$6,547	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	53%	Stated income:	$1-$24,999
Delinquencies in last 7y:	2	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	income-paladin6	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
PAYING OFF SOME BILLS
Purpose of loan:
This loan will be used to?PAY OFF BILLS AND GET MY LIFE BACK?

My financial situation:
I am a good candidate for this loan because? I NEED TO BETTER MYSELF

Monthly net income: $ 1854

Monthly expenses: $
??Housing: $?547
??Insurance: $ 99
??Car expenses: $359
??Utilities: $ 200
??Phone, cable, internet: $75
??Food, entertainment: $ 85
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419997
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Mar-1996	Debt/Income ratio:	24%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	6 / 6	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	19	Length of status:	2y 7m
Amount delinquent:	$0	Revolving credit balance:	$3,436	Occupation:	Student - College J...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	87%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	2
Screen name:	rjr120	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need Immediate Help for Short-Term
I am a junior studying chemistry and working part-time.? Most of my income consists of student aid disbursed twice a year with the next in mid-September.? I have a part-time job however decreased business in the summer also means decreased hours.I am an independent student and have no family that I can turn to for help.The loan will pay for basic expenses over the next two months and catch up everything that has gone past-due in the previous months due to my partner of nine years loss of his job in April.I would like to have minimum payments no higher than $150 a month, fixed interest rate, and no penalties if I make higher than minimum payments or pay the loan off early.I have more information on the immediacy and direness of my situation but cannot list them here due to the space limitations.The assistance is needed over the short-term.I would be happy to provide a letter explaining the situation upon request. Annual net income $24000
Student Aid $19000
Work Income $5000
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420003
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	3.50%	Starting borrower rate/APR:	4.50% / 6.54%	Starting monthly payment:	$148.73

Auction yield range:	3.23% - 3.50%	Estimated loss impact:	0.59%
Lender servicing fee:	1.00%	Estimated return:	2.91%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Dec-2000	Debt/Income ratio:	10%
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	16 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	38	Length of status:	4y 0m
Amount delinquent:	$0	Revolving credit balance:	$27,183	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	49%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	rafthe3rd	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	23 ( 100% )	760-780 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	720-740 (Jan-2008) 720-740 (Jun-2007)
Principal balance:	$0.01	1+ mo. late:	0 ( 0% )
Total payments billed:	23
Description
Prosper Reinvest - 0 Risk -
Purpose of loan:
I'll be using 100% of the funds for prosper re-invest.?

I have?28 active loans, 13 paid off, with very few defaults as of yet.? My stats so far as a lender are best viewed from the link below:

http://www.lendingstats.com/lenders/rafthe3rd

My plan is to continue bidding on loans with credit ratings similar to those I've bid on thus far.??I've been a lender for 2-3 years now and this will be my third time borrowing for reinvesting.? The link to the first and second through prosper is below:

http://www.prosper.com/lend/listing.aspx?listingID=159838

http://www.prosper.com/invest/listing.aspx?listingID=276966

The first loan is paid off as of (1/10/2008).?
The second load is paid off as of (8/1/2009)
This will be my third loan for the purpose of reinvestment.? This is about as low risk as they come.?

I hope to get an even better rate than I did before as interest rates are dropping and I have built up some credibility on this site.?

My financial situation: I work for Standard & Poors in New York City's Financial District.? Have been there for?almost?5 years.??

Monthly household net income: $ 7800.00?

Monthly expenses: $?3692.00??
Mortgage: $?1860.81
Maintenence: $ 861.40
Utilities: $ 120??
Phone, cable, internet: $ 100??
Food, entertainment: $ 300??
Clothing, household expenses $ 50??
Student?loans: $?400 (Over paying)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420015
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Aug-1996	Debt/Income ratio:	30%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	12 / 8	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	31	Length of status:	9y 10m
Amount delinquent:	$420	Revolving credit balance:	$7,488	Occupation:	Civil Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	90%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	enriched-value	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating and eliminating accts
Purpose of loan:
Consolidate three loans I used to start my business ????

My financial situation:
I have steady income from my "9 to 5" day job.? My business is really starting to grow from search engine optimization.

Monthly net income: $ 4000

Monthly expenses: $
??Housing: $ 918
??Insurance: $ 200
??Car expenses: $ 412
??Utilities: $ 205
??Phone, cable, internet: $ 120
??Food, entertainment: $ 200
??Clothing, household expenses $ 125
??Credit cards and other loans: $ 250
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420049
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	28.25%	Starting borrower rate/APR:	29.25% / 31.62%	Starting monthly payment:	$126.13

Auction yield range:	14.23% - 28.25%	Estimated loss impact:	15.99%
Lender servicing fee:	1.00%	Estimated return:	12.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jun-2004	Debt/Income ratio:	79%
Credit score:	600-620 (Aug-2009)	Current / open credit lines:	11 / 11	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	1y 7m
Amount delinquent:	$0	Revolving credit balance:	$13,018	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	85%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	tjharri1	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 92% )	600-620 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	1 ( 8% )	580-600 (May-2008)
Principal balance:	$886.56	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
Buying book for Nursing program

Purpose of loan:
This loan is so that I can buy my books for the last year of my nursing program.? We have to get new ones because they have come out with newer versions.
My financial situation:
I am a good candidate for this loan because I have never been late on anything.? I recently started a great new job at a hospital and plan staying there for a very long time.? I currently have a prosper loan that I used to pay off and close some credit cards and have have only been a few days late once because I had to wait for prosper to switch over my bank account info due to change in banks. I am set up as automatic withdrawls from my checking account.?
Monthly net income: $
1200.00
Monthly expenses: $
??Housing: $ 100.00
??Insurance: $ 135.00
??Utilities: $ 0
??Phone, cable, internet: $?40.00
??Food, entertainment: $100.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $?100.00
??Other expenses: $ 100.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420053
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	17.23%	Starting borrower rate/APR:	18.23% / 20.44%	Starting monthly payment:	$362.68

Auction yield range:	17.23% - 17.23%	Estimated loss impact:	25.95%
Lender servicing fee:	1.00%	Estimated return:	-8.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Nov-1979	Debt/Income ratio:	6%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	18 / 15	Employment status:	Retired
Now delinquent:	0	Total credit lines:	46	Length of status:	8y 2m
Amount delinquent:	$0	Revolving credit balance:	$45,187	Stated income:	$100,000+
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	48%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	6
Screen name:	the-sentimental-exchange	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Completion of storage garage
Purpose of loan:
This loan will be used to to complete the erection of my new steel storage garage. The concrete footings,and ?foundation are completed. I had a higher than expected concrete cost as I had to use pressure concrete. I needed a 200 foot roadway built ( per local fire codes)?on my home property to access the building. The roadway and the roadbase used for the roadway and building floor was another higher, than expected cost,of $4200.00?in this project.The building is 38 x 48 x16 and I will use the building to store our motorhome, a car and to do my two "hobbies" of woodworking and furniture refinishing. The building has been delivered and awaits actual erection. I have a steel erection company arranged to erect the building. The cost of erection is $7,200.00 and the three doors on the building will cost an extra $2,500.00. As I had originally planned for total costs (building not include) of $15,000.00 I am now short of money to complete the entire project.?

My financial situation:
I am a good candidate for this loan because I and my wife Susan are both federal retired employees and I am rated at 100 percent disability by the Vetrans Administration our income is guaranteed. I do not pay any taxes on my VA income.?

Monthly net income: $ 5823.00

Monthly expenses: $ 4621.00
??Housing: $1524.00
??Insurance: $125.00
??Car expenses: $ 594.00 on the motorhome
??Utilities: $312.00
??Phone, cable, internet: $232.00
??Food, entertainment: $400.00
??Clothing, household expenses $50.00
??Credit cards and other loans: $1100.00
??Other expenses: $ 50.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420065
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,800.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$151.09

Auction yield range:	14.23% - 24.00%	Estimated loss impact:	15.08%
Lender servicing fee:	1.00%	Estimated return:	8.92%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Sep-2002	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	13 / 11	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	19	Length of status:	6y 7m
Amount delinquent:	$0	Revolving credit balance:	$10,338	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	76%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	DeepPockets72	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	15 ( 100% )	660-680 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	600-620 (Mar-2008) 580-600 (Feb-2008) 560-580 (Dec-2007) 560-580 (Nov-2007)
Principal balance:	$644.99	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Pay off high interest debts
Purpose of loan:I am an actress/model/pornstar. My stage name is Nina Jaymes ( google me)? I? have my full-time modeling business as described below. This is a great business and would like the chance to further expansion.? Need to pay off debts and get a new laptop and camcorder so I can further expand in the entertainment/adult industry.

My financial situation:
I am?self-employed and make a pretty good?living?by most people's standards. I do various photo and video shoots as a free-lancer so there is always an influx of money coming in almost everyday.? I model, produce, videography, website owner. NO LATE PAYMENTS ON CREDIT REPORT OVER THE LAST 6 YRS.
?$4000 - $8000 per Month? I average over $50k per year for the last 6 yrs.
I only have bank statements to prove my income. Most of my business is a cash business.
I receive $556 per month in child support.
However because of being self employed and inadequate verification the banks gouge me with extremely high interest rates. My computer was hacked and credit card accounts were fooled with and as of this date the banks continue to charge me exorbitant interest rates making it unbearable for me to pay no more than the minimums on most occasions. In light of things they recently dropped my interest rate a bit.
I refinanced my car loan? 04/07
From $625 a month to??$452 per month?
And I also bought a home for $ 153,000
Mortgage is $ 1150 per month? ( in process of loan modification due to down real estate market)
That is the reasoning behind the my low credit score, Not to mention not being able to reduce my credit card payments. I do have?2 other fixed payment loans One is a revolving charge account?with Care Credit? my balance left is?$425 left of medical fees and my? minimum payment is $130.00 ?I also bought a water filtration system when?I bought my home. Which was charged on their inhouse credit card. (thought it was an installment plan) which has?driven my credit score even lower. ?I still owe about?$5500 for that but it's a home improvement. My minimum payment is?$ 60?@ 9.9% interest? so I prefer to continue to pay what?I can on that.

This interest is capped out for the state of FLORIDA?

Monthly net income: $ 4000- 8000

Monthly expenses: $
??Housing: $ 1st mtg? 812??? 2nd mtg 349
??Insurance: $?87 (car) Homeowners?(115)
??Car expenses: $ 450
??Utilities: $ 150
??Phone, cable, internet: $ 130
??Food, entertainment: $ 400
??Clothing, household expenses $ 200
??Credit cards and other loans: $? approx 500
??Other expenses: $

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420067
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	28.25%	Starting borrower rate/APR:	29.25% / 31.62%	Starting monthly payment:	$168.17

Auction yield range:	14.23% - 28.25%	Estimated loss impact:	15.99%
Lender servicing fee:	1.00%	Estimated return:	12.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Nov-2003	Debt/Income ratio:	Not calculated
Credit score:	620-640 (Aug-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	5y 10m
Amount delinquent:	$0	Revolving credit balance:	$19,533	Occupation:	Student - College G...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	83%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	CateCar	Borrower's state:	California	Borrower's group:	University of California and California State University
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 100% )	620-640 (Latest)
Principal borrowed:	$8,500.00	< mo. late:	0 ( 0% )	600-620 (Jan-2008) 600-620 (Jun-2007)
Principal balance:	$5,126.85	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
Graduate Student relocation
Purpose of loan:This loan will be used to? relocate for the start of graduate school. Student aide is being a little slow since it's a new college, and my work income alone isn't quite enough to move on immediately (but it's plenty to pay a loan)?so this would be a great chance to start out graduate school settled and on the right foot.?
I am a?first year graduate student?and a mom, and have been both fulltime for the last half decade. Maybe I do seem to be a bit of a gamble; maybe I am. I work hard, I have goals, I graduated with?duel Bachelor degrees?with honors a few months ago,?I keep a tight budget, ?and my only vice is a cheesy television series.I have paid every bill, being able to afford to or not, on time for nearly a decade through all levels of crisis and calm.? I have made it through years of college raising children on my own, working, ?and?staying?on the deans list throughout. I am altruistic to what point I can afford to be. I volunteer using?the skills I have attained from my education to?help the less fortunate attain housing and jobs. I do what I can for my community, near and far. All I am hoping for right now is a liveable start to the semester :)

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420071
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$86.66

Auction yield range:	11.23% - 14.00%	Estimated loss impact:	10.31%
Lender servicing fee:	1.00%	Estimated return:	3.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Sep-2002	Debt/Income ratio:	11%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	9	Length of status:	0y 2m
Amount delinquent:	$53	Revolving credit balance:	$8,679	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	85%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	SPickle	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
grad classes to get CPA license
Purpose of loan:
This loan will be used to pay for 12 graduate school credit hours required to obtain my CPA license.?

My financial situation:
I am a good candidate for this loan because I am very financially responsible, and have never been late on a loan payment.? My credit score is currently low (about 660) only because of the high balances on my cards- other than that I have a 7 year credit history with 0 late payments.? The deliquient amount is from a library book I took out and forgot to return- apparently that goes on your credit score.? And that was about 5 years ago, I believe.? I moved out-of-state about a year ago and started a new job, but when the economy tanked I was laid off, as one of the newest workers.? It took me about 2 months to find a new position, with a very stable company- as they were hiring in the midst of a recession.? Between the costs of moving across the country?and spending 2 months looking for work, my credit card debt racked up.? Aside from that, you'll see my credit history is perfect.? I am going back to school because I need 12 more credit hours of graduate education to obtain my CPA license.? I have been working as a public accountant for 4 years and have passed all of my CPA testing, so once I complete the credit hours in?December 2009 I will receive my professional license, along with a pay raise and even more job security.? I am single with no children, live in apartment, and don't own a car, so I?never have unexpected maintenance or upkeep costs arise.? I feel based on my perfect payment history, finance-based career, and low-cost lifestyle, I am a low-risk loan candidate.? I plan on paying the loan back over the full 3-year period, so you should receive your maximum interest.

Monthly net income: $ 3,624

Monthly expenses: $ 2,909
??Housing: $?1,525
??Insurance: $ 65
??Transportation expenses: $ 140
??Utilities: $ 45
??Phone, cable, internet: $ 130
??Food, entertainment: $?400
??Clothing, household expenses $ 300
??Credit cards and other loans: $ 304
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420073
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	22.98%	Starting borrower rate/APR:	23.98% / 26.27%	Starting monthly payment:	$392.22

Auction yield range:	8.23% - 22.98%	Estimated loss impact:	7.54%
Lender servicing fee:	1.00%	Estimated return:	15.44%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Aug-1995	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	7 / 6	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	15	Length of status:	11y 7m
Amount delinquent:	$0	Revolving credit balance:	$40,604	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	55%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	sweet-credit	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Simplify the Bills
Purpose of loan:
With a couple variable rate creditors planning to raise rates soon and also 2 dental emergencies in the last few weeks, I'd really like to get these obligations moved to one simple fixed payment.

I am a good candidate for this loan because?
College degree, married
Self-employed for over 12+ years
ZERO later payments on credit report
Home owner
Car is paid off
Have Paid all debts off before full term
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420077
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.85%	Starting borrower rate/APR:	18.85% / 21.07%	Starting monthly payment:	$182.90

Auction yield range:	17.23% - 17.85%	Estimated loss impact:	18.99%
Lender servicing fee:	1.00%	Estimated return:	-1.14%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Apr-1998	Debt/Income ratio:	28%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	14 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	29	Length of status:	8y 4m
Amount delinquent:	$0	Revolving credit balance:	$3,431	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	39%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	16	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	dhenryg	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	10 ( 100% )	680-700 (Latest)
Principal borrowed:	$4,500.00	< mo. late:	0 ( 0% )	660-680 (Jun-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	10
Description
Home Appliances/Projects
Purpose of loan:
This loan will be used to?home projects/Appliances, payoff personal debt,vacation w/children.

My financial situation:
I am a good candidate for this loan because? I PAY MY DEBTS and i have proven to be trustworthy with previous prosper loan.

Monthly net income: $ 4075.00

Monthly expenses: $
??Housing: $ 609.00
??Insurance: $ 50.00
??Car expenses: $ 360.00
??Utilities: $ 200.00
??Phone, cable, internet: $ 120.00
??Food, entertainment: $?300.00??Clothing, household expenses $ 200.00
??Credit cards and other loans: $750.00??Other expenses: $ 600.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420079
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$14,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$633.30

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Sep-1988	Debt/Income ratio:	7%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	12 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	51	Length of status:	1y 3m
Amount delinquent:	$0	Revolving credit balance:	$62,920	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	101%	Stated income:	$100,000+
Delinquencies in last 7y:	3	Homeownership:	Yes
Inquiries last 6m:	6
Screen name:	dynamic-durability	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for school tuition
Purpose of loan:
This loan will be used to? pay for my children's elementary school education.

My financial situation:
I am a good candidate for this loan because? i have no judegements, liens on my credit report.

Monthly net income: $
16,666.66
Monthly expenses: $
??Housing: $ 6600.00
??Insurance: $
??Car expenses: $ 350.00
??Utilities: $ 500.00
??Phone, cable, internet: $ 150.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $?500.00
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420083
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,450.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$110.83

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Apr-1994	Debt/Income ratio:	64%
Credit score:	620-640 (Jul-2009)	Current / open credit lines:	17 / 11	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	81	Length of status:	1y 6m
Amount delinquent:	$834	Revolving credit balance:	$9,441	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	94%	Stated income:	$1-$24,999
Delinquencies in last 7y:	16	Homeownership:	No
Inquiries last 6m:	6
Screen name:	JILLNJACK2004	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	19 ( 100% )	620-640 (Latest)
Principal borrowed:	$1,025.00	< mo. late:	0 ( 0% )	620-640 (Dec-2007) 620-640 (Nov-2007) 560-580 (Jul-2007)
Principal balance:	$551.02	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Want to be credit card free!!
Purpose of loan:
Need to pay off my credit cards, I have several with high interest, low balances that I want to close and get rid of entirely.?
My financial situation:
I have been in my current position at ILS for 18 months now and I generally work 50-60 hours a week, but they are a state run agency and the state of AZ cut their funds by 10%~so, my company cut our pay in May by 15%.? The paycut has caused me to re-evaluate my debt.? I have a current loan with Prosper~this would be my 2nd loan.? I have paid consistently for over a year and have paid off half my loan.? I want to explain that I did have a bankruptcy in 2004 that was discharged (due to a nasty divorce) and I have been consistently working to get the other negative items off of my credit.?
Monthly net income: $ 1800????????

Monthly expenses: $
??Housing: $ 425
??Insurance: $ 140
??Car expenses: $ 350
??Utilities: $ 150
??Phone, cable, internet: $ 100
??Food, entertainment: $ 30
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 300
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420085
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$111.49

Auction yield range:	17.23% - 19.00%	Estimated loss impact:	26.06%
Lender servicing fee:	1.00%	Estimated return:	-7.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Dec-1996	Debt/Income ratio:	9%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	19	Length of status:	7y 4m
Amount delinquent:	$196	Revolving credit balance:	$1,566	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	83%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	lucrative-balance	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Free me
Purpose of loan:
This loan will be used to? pay off debt, medical bills and taxes

My financial situation:
I am a good candidate for this loan because?I am vry responsible and wanting to make my life more simple. I do not want to get in negative standing financially.

Monthly net income: $ 2400

Monthly expenses: $
??Housing: $ 815
??Insurance: $?160
??Car expenses: $?250
??Utilities: $ 60
??Phone, cable, internet: $ 58
??Food, entertainment: $ 250
??Clothing, household expenses $ 200
??Credit cards and other loans: $?350
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420089
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.57%	Starting monthly payment:	$59.64

Auction yield range:	14.23% - 24.00%	Estimated loss impact:	15.78%
Lender servicing fee:	1.00%	Estimated return:	8.22%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1995	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	600-620 (Jul-2009)	Current / open credit lines:	11 / 11	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	39	Length of status:	6y 1m
Amount delinquent:	$0	Revolving credit balance:	$5,625	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	84%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	37	Homeownership:	No
Inquiries last 6m:	0
Screen name:	newstart123	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 100% )	600-620 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	600-620 (Apr-2008) 600-620 (Sep-2007)
Principal balance:	$740.76	1+ mo. late:	0 ( 0% )
Total payments billed:	22
Description
For business marketing
Purpose of loan: Prospecting for new client leads with
some direct mailings, etc. Need some extra funds to
get this process started.? I sell life/health mostly
in senior market.
Financial:
?First Prosper loan almost paid off, have not
missed a payment, can easily?handle another
small loan.? Past mistakes are still haunting me, trying
to move to the future. Credit is really tight
right now. Need a little help to move forward.
?I am a homeowner with a family of 3. Total household income is over $45000. Monthly expenses: $1500??Housing: $ 421.00
??Insurance: $?230.00
??Car expenses: $ 50.00
??Utilities: $ 125.00
??Phone, cable, internet: $ 140.00
??Food, entertainment: $ 220.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $?250.00 ??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420097
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,308.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.19%	Starting borrower rate/APR:	9.19% / 11.29%	Starting monthly payment:	$73.60

Auction yield range:	4.23% - 8.19%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.07%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-1995	Debt/Income ratio:	5%
Credit score:	780-800 (Jul-2009)	Current / open credit lines:	12 / 10	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	26	Length of status:	0y 1m
Amount delinquent:	$1,100	Revolving credit balance:	$7,814	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	8%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	mk408	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	21 ( 100% )	780-800 (Latest)
Principal borrowed:	$8,989.00	< mo. late:	0 ( 0% )	800-820 (Apr-2008) 800-820 (Sep-2007)
Principal balance:	$2,431.16	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
Blending
I have a loan to a friend I'd like to take the cash out of, and mostly to test out the new borrowing interface.

My financial situation:
I have an excellent credit rating, and with good reason. I know how to be frugal, and I am diligent in my personal accounting and payments. I pay my credit cards in full. I have a substantial savings, in liquid accounts, retirement accounts, automobiles, and my primary residence.

DQs are bogus, which I'm contesting. (1 is a county trying to extort money with a red light camera. The other is Verizon, who can't do, let alone provide, proper accounting to save their lives.)

Monthly net income: $ 8050

Monthly expenses: $ 6430
??Housing (mortgage, prop tax, less deductible portion): $ 3100
??Insurance: $ 550
??Car expenses: $ 1100
??Utilities: $ 100
??Phone, cable, internet: $ 175
??Food, entertainment: $ 690
??Clothing, household expenses $ 180
??Credit cards and other loans: $ 160
??Other expenses: $ 275
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420101
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	21.00%	Starting borrower rate/APR:	22.00% / 24.26%	Starting monthly payment:	$305.52

Auction yield range:	17.23% - 21.00%	Estimated loss impact:	19.19%
Lender servicing fee:	1.00%	Estimated return:	1.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jun-1981	Debt/Income ratio:	9%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	6 / 4	Employment status:	Full-time employee
Now delinquent:	11	Total credit lines:	32	Length of status:	30y 1m
Amount delinquent:	$12,013	Revolving credit balance:	$3,162	Occupation:	Analyst
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	79%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	hardship10	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	720-740 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	700-720 (Mar-2008)
Principal balance:	$3,153.33	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
Debt Consolidation for My Daughter
Purpose of loan:
This loan will help me to help my daughter who graduated from college to consolidate her high interest credit cards debt and some of her student loans.? Due to today?s economy, my daughter is not able to find a reasonable paying job and I don?t like to see her credit going down the drain which it would prohibit her from getting a good job later on.? I really love very much to help my daughter and I am hoping that you able to help me full fill her need.

My financial situation:
I am a System Analysis and have been with the company for 30 years.? I have an outstanding loan with Proper and always pay on time my bill on time.

Monthly net income: $ 5,120

Monthly expenses: $ 3,784
??Expenses Break-Down
House Payment (includes property tax and insurance)? ? ? ($2,229)
Utilities/Phone???????????????????????????????????????????????????????????????? ($500)
Car Insurance / Gas???????????????????????????????????????????????????????? ($400)
Groceries??????????????????????????????????????????????????????????????????????? ($450)
Credit Card??????????????????????????????????????????????????????????????????????($120)???????????????????????
Prosper Loan???????????????????????????????????????????????????????????????????($185)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420103
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	27.43%	Starting borrower rate/APR:	28.43% / 30.79%	Starting monthly payment:	$311.97

Auction yield range:	11.23% - 27.43%	Estimated loss impact:	10.69%
Lender servicing fee:	1.00%	Estimated return:	16.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Sep-2002	Debt/Income ratio:	47%
Credit score:	720-740 (Jul-2009)	Current / open credit lines:	11 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	2y 3m
Amount delinquent:	$0	Revolving credit balance:	$7,679	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	64%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	duck2006	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	15 ( 100% )	720-740 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	600-620 (Apr-2008)
Principal balance:	$3,217.15	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Paying off Credit Cards
Purpose of loan:
This loan will be used to pay off some high interest credit cards. I have never missed a payment ever but some banks such as Chase will not lower my interest rate. I have has success with other credit cards being lowered but not them for what ever reason.

My financial situation:
I am a good candidate for this loan because I have a steady job and have never missed a payment on anything.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420107
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Oct-1994	Debt/Income ratio:	36%
Credit score:	600-620 (Jul-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	34	Length of status:	11y 11m
Amount delinquent:	$0	Revolving credit balance:	$2,193	Occupation:	Clerical
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	99%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Homeownership:	No
Inquiries last 6m:	0
Screen name:	amy76	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 94% )	600-620 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	1 ( 6% )	640-660 (Jan-2008) 600-620 (Dec-2007) 580-600 (Nov-2007)
Principal balance:	$1,182.63	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
Needing Help Catching Up!
Thank you for taking the time to look at my listing.?I am a mother of an amazing?6 year old boy.?We live with my boyfriend and his son who is 9.?For over 11 years I have worked?as a customer support specialist for a telecom company.?My goal is to become debt free as soon as possible. The people of Prosper can help make that happen.?The Prosper loan will also be automatically taken from my account every month.

My boyfriend got laid off from his job?and we got behind on a few bills. He is currently working again and things are starting to look much better! I am hoping to get this loan to consolidate some debt and get some bills that are slightly behind caught up.

Monthly Income: $2370.00

Monthly expenses:
Housing: $257.50 (My half.)
Insurance: $68.00 (Car and renter's insurance.)
Car expenses: $307.00 (Car payment.)
Utilities: $50.00 (We only pay electric here.)
Phone, cable, internet: $120.00
Food, entertainment: $200.00 (Groceries. We watch alot of movies at home.)
Clothing, household expenses $50.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420113
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,300.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.11%	Starting borrower rate/APR:	21.11% / 24.02%	Starting monthly payment:	$49.05

Auction yield range:	8.23% - 20.11%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.14%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1995	Debt/Income ratio:	16%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	28	Length of status:	5y 3m
Amount delinquent:	$0	Revolving credit balance:	$7,282	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	91%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	11	Homeownership:	No
Inquiries last 6m:	0
Screen name:	new-adventurous-wealth	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Personal Loan
Purpose of loan:
This loan will be used to pay off some bills.?This month I have a few?unexpected expenses,

My financial situation:
I am a good candidate for this loan because I am current on all of my bills and intend to repay this small loan within one year.?

Monthly net income: $ 3200.00

Monthly expenses: $
??Housing: $ 750
??Insurance: $ 110
??Car expenses: $ 575
??Utilities: $ 200
??Phone, cable, internet: $ 180
??Food, entertainment: $ 350
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 400
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420119
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.49%	Starting borrower rate/APR:	26.49% / 28.82%	Starting monthly payment:	$405.52

Auction yield range:	11.23% - 25.49%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.86%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-2002	Debt/Income ratio:	45%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	16 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	3y 0m
Amount delinquent:	$0	Revolving credit balance:	$17,815	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	60%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	sturdy-funds	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards.
Purpose of loan:
This loan will be used to pay off the balance on credit cards with high interest rates. High rates came about as a result of me no longer putting anything on them.

My financial situation:
I am a good candidate for this loan because myself and my wife have secure employment (Network Engineer and tenured Teacher in growing district). We have never defauled on a credit card monthly payment, utility bill, car payment or mortgage payment. ????

Monthly net income: $2500 - $3200

Monthly expenses: $
??Housing: $ 1800
??Insurance: $ 160
??Car expenses: $ 120
??Utilities: $ 130
??Phone, cable, internet: $ 70
??Food, entertainment: $ 40
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 500
??Other expenses: $ 65
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420125
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,500.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	24.73%	Starting borrower rate/APR:	25.73% / 28.05%	Starting monthly payment:	$421.54

Auction yield range:	8.23% - 24.73%	Estimated loss impact:	8.59%
Lender servicing fee:	1.00%	Estimated return:	16.14%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jun-1995	Debt/Income ratio:	31%
Credit score:	720-740 (Jul-2009)	Current / open credit lines:	18 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	14y 2m
Amount delinquent:	$0	Revolving credit balance:	$77,448	Occupation:	Truck Driver
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	81%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	bayern1989	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	28 ( 100% )	720-740 (Latest)
Principal borrowed:	$15,152.00	< mo. late:	0 ( 0% )	740-760 (Mar-2007)
Principal balance:	$3,829.00	1+ mo. late:	0 ( 0% )
Total payments billed:	28
Description
Home Improvement
We would like to use this loan to pay down some credit cards we have.? We have been good making our payments, and would just like to lessen the debt. Hopefully you can make this happen. Thanks.
Information in the Description is not verified.